For Immediate Release: July 5, 2007

Universal Energy Corp. Reports on Well SL 18514 No. 1

HOUSTON, July 5 /PRNewswire-FirstCall/ -- Universal Energy Corp. (OTC Bulletin Board: UVSE.OB - News) reported today that it has been informed by its well operator, Yuma Exploration and Production Company, Inc., that drilling will begin immediately on well SL 18514 No. 1, located on our Amberjack prospect, upon release of drilling equipment currently being utilized at a nearby well bore operated by Yuma.

As outlined in earlier announcements about this prospect, the main objectives of the approximately 840-acre Amberjack prospect are the Lower Big-H, Big H and UL-4 sands that have proven undeveloped reserves of 10.1 BCFE.

From the research data compiled on the strength of Amberjack, there is a very positive prospect area, which lies in the geophysical interpretation of the 90-acre UL-5 amplitude. This anomaly is of exceptional quality and is the same type witnessed over the other UL-5 reservoirs in the area. It fits the structural picture and displays the highest amplitude near the crest of the structure; two characteristics, which are excellent gas indicators. Also, the seismic gather data displays an AVO anomaly in the prospective amplitude consistent with the AVO's seen in other highly productive fields in the area.

"All in all, this is a very exciting event for our company and a positive prospect for Universal Energy Corp. stockholders," commented Billy Raley, company CEO.

Additionally, Company CFO Dyron Watford stated, "It is our commitment to keep our stockholders informed as all our prospects progress. But Amberjack is especially exciting to us because of our quality partners and testing data. We anticipate great results from our progressing summer drilling schedule."

About Universal Energy Corp. - Universal Energy Corp. is an energy company engaged in the acquisition and development of crude oil and natural gas leases in the United States and Canada. We pursue oil and gas prospects in partnership with oil and gas companies with exploration, development and production expertise. Our prospect areas consist of lands in Alberta, Canada and Southeastern Louisiana. Visit www.universalenergycorp.info for more details.

Safe Harbor Statement

All statements, other than statements of historical fact, included in this press release are forward-looking statements within the meaning of the private securities Litigation Reform Act of 1995. The forward-looking statements, including statements about the company's future expectations, including future revenues and earnings, and all other forward-looking statements (i.e., future operational results and sales) are subject to assumptions and beliefs based on current information known to the company and factors that are subject to uncertainties, risk and other influences, which are outside the company's control, and may yield results differing materially from those anticipated. The Company makes forward-looking public statements concerning its expected future operations, performance and other developments. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. It is impossible to identify all such factors but they include and are not limited to the existence of underground deposits of commercial quantities of oil and gas; cessation or delays in exploration opportunities being fewer than currently anticipated. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings.

CONTACT:

Universal Energy Corp.

Billy Raley, CEO, (800) 975-2076

braley@universalenergycorp.info

Source: Universal Energy Corp.